Exhibit 5.1



               [Ballard Spahr Andrews & Ingersoll, LLP letterhead]


                                  July 20, 2004



LTC Properties, Inc.
Suite 350
22917 Pacific Coast Highway
Malibu, California  90265


         Re: LTC Properties, Inc., a Maryland corporation (the "Company") - Issuance and Sale of up to Two Million Six Hundred Forty Thousand (2,640,000) shares of the 8% Series F Cumulative Preferred Stock of the Company par value one cent per share ($.01) (the "Shares"), pursuant to Registration Statement on Form S-3, as amended (Registration No.
                  333-113847) (the "Registration Statement")


Ladies and Gentlemen:

                  We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), pursuant to the Registration Statement, which was filed with the Securities and Exchange Commission (the "Commission") on March 23, 2004 as amended and supplemented on July 15, 2004. You have requested our opinion with respect to the matters set forth below.

                  In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

               (i) the corporate charter of the Company (the "Charter") represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on May 12, 1992, Articles of Amendment and Restatement filed with the Department on August 3, 1992, Articles Supplementary filed with the Department on March 7, 1997, Articles of Amendment filed with the Department on June 26, 1997, Articles Supplementary filed with the Department on December 17, 1997, Articles Supplementary filed with the Department on September 2, 1998, Articles Supplementary filed with the Department on May 11, 2000, Articles Supplementary filed with the Department on June 24, 2003, Articles Supplementary filed with the Department on September 16, 2003, Articles Supplementary filed with the Department on February 19, 2004, Articles Supplementary filed with the Department on April 1, 2004, Articles Supplementary filed with the Department on April 1, 2004, Articles of Amendment filed with the Department on June 24, 2004 and Articles Supplementary filed with the Department on July 16, 2004;
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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

LTC Properties, Inc.
July 20, 2004
Page 2



              (ii) the Bylaws of the Company as adopted on May 15, 1992, ratified on or as of May 19, 1992, and amended on or as of October 17, 1995, September 1, 1998, May 2, 2000 and August 28, 2003, and in full force and effect on the date hereof (the "Bylaws");

             (iii) the minutes of the organizational action of the Board of Directors of the Company, dated as of May 19, 1992 (the "Organizational Minutes");

              (iv) resolutions adopted by the Board of Directors of the Company, or a committee thereof, on June 23, 2003, June 24, 2003, August 29, 2003, September 8, 2003, September 15, 2003
                    January 26, 2004 February 17, 2004, February 18, 2004, March 9, 2004, March 18, 2004, March 26, 2004, April 1, 2004, July
                    15, 2004 and July 15, 2004 (collectively, the "Directors' Resolutions");

               (v) the Registration Statement, including all amendments thereto, filed by the Company with the Commission under the Act and the final base prospectus, dated April 5, 2004, and the related final prospectus supplement, dated July 15, 2004;

              (vi) a status certificate of the Department, dated July 16, 2004, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

             (vii) a certificate of Andre C. Dimitriadis, Chairman of the Board of Directors, President and Wendy L. Simpson, Vice Chairman of the Board of Directors and Chief Financial Officer of the Company, dated as of the date hereof (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers' Certificate; and
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BALLARD SPAHR ANDREWS & INGERSOLL, LLP

LTC Properties, Inc.
July 20, 2004
Page 3

            (viii) such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

                  In reaching the opinions set forth below, we have assumed the following:

               (a) each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

               (b) each natural person executing any of the Documents is legally competent to do so;

               (c) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

               (d) none of the Shares will be issued or transferred in violation of the provisions of Article Ninth of the Charter of the Company captioned "Limitations on Ownership"; and

               (e) the issuance and delivery of the Shares will not constitute a Business Combination with an Interested Stockholder or an Affiliate thereof (all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"));

                  Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

               (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

               (2) The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and when such Shares are issued and delivered by the Company in exchange for the consideration therefor as provided in the Directors' Resolutions, such Shares will be validly issued, fully paid and non-assessable.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

LTC Properties, Inc.
July 20, 2004
Page 4

                  The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

                  This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                                 Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP